[Exhibit 10.2 - Purchase Order]

                                 PURCHASE ORDER

Dated: September 13, 2004

This Purchase Order is being made pursuant to Section 5 of that certain Satellite Receiver Sales Agreement, dated September 9, 2004 (the "AGREEMENT"), between Cirmaker Technology Corporation (the "SELLER") and Xian Huaxing Electronics Technology Co., Ltd. (the "BUYER"). Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in the Agreement.

The Buyer hereby orders 240,000 Satellite Receivers.

The Seller should ship the Satellite Receivers to Xian Huaxing Electronics Technology Co., Ltd., No. 40-6, Wan nen road, Chi Kun Shi Chan, Shi An Shannxi, People's Republic of China, attention Mr. Wang Kung Zong.

The Seller should bill the Buyer at the shipping address given above.

This purchase order is subject to all of the terms and conditions set forth in the Agreement and those terms and conditions are incorporated herein by reference.


XIAN HUAXING ELECTRONICS TECHNOLOGY CO., LTD.


By:  /s/ Wang, Kung Zong
   --------------------------------
     Name:  Wang, Kung Zong
     itle:  General Manager


                               ACCEPTANCE OF ORDER

Dated: September 13, 2004

The Seller hereby accepts the foregoing order and agrees to manufacture and sell to the Buyer 240,000 Satellite Receivers at a unit price of RMB 230, for an aggregate purchase price of RMB 55,200,000. This acceptance is subject to the terms and conditions of the Agreement.

CIRMAKER TECHNOLOGY CORPORATION


By:  /s/ Bill Liao
   ---------------------------------
     Name: Bill Liao
     Title: President